LIMITED PARTNERSHIP AGREEMENT

                                     Between

                                   MAACP, INC.
                               as General Partner
                                       and

                          MID-AMERICA APARTMENTS, L.P.,
                               as Limited Partner

                                 Relating to the
                                  Formation of

                       MID-AMERICA CAPITAL PARTNERS, L.P.
                        (a Delaware Limited Partnership)

                          LIMITED PARTNERSHIP AGREEMENT


      THIS LIMITED PARTNERSHIP AGREEMENT is made as of this day of October, 1997, between MAACP, INC., a Delaware corporation (the "General Partner") and MID-AMERICA APARTMENTS, L.P., a Delaware limited partnership (the "Limited Partner"), herein referred to collectively as the "Partners" and individually as a "Partner," and whose names and addresses are set forth in Exhibit A.

                                    ARTICLE I

                                NAME AND PURPOSE

      1. FORMATION. The undersigned parties hereby form a partnership (herein called the "Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act").

      2. NAME AND OFFICE. The name of the Partnership is Mid-America Capital Partners, L.P. The principal office of the Partnership shall be located at 1209 Orange Street, Wilmington, Delaware, 19802, but the Partnership may select and otherwise operate and conduct its business in any and all parts of the United States as the General Partner may deem advisable.

      3. PURPOSES. The Partnership has been formed solely for the limited purposes of:

            (a) holding and operating the twenty-six (26) apartment communities listed on Exhibit B (collectively, the "Communities") and owning, managing, renovating, improving, leasing, selling, transferring, exchanging, mortgaging and otherwise dealing with the Communities (herein referred to as the Partnership's "Single Purpose").

            (b) except as provided in Section 3(a) above, entering into and performing obligations pursuant to agreements necessary or desirable to effectuate the foregoing; and

            (c) engaging in any lawful act or activity that may be taken by, exercising any powers permitted to, limited partnerships organized under the Act that are incidental to and necessary or desirable for the accomplishment of the above-mentioned purposes, including, without limitation, entering into the Debt Documents (defined below) or refinancing any indebtedness associated with the Debt Documents in accordance with the terms of the Debt Documents.

      4. TERM. The term of the Partnership shall be from the date hereof to December 31, 2020, unless terminated earlier as hereinafter provided or as otherwise provided by law.

                                  ARTICLE II

                               RESTRICTED ACTIONS

      The Partnership:

      1.    will not engage in any business unrelated to its Single Purpose;

      2. will not own any assets other than those related to its Single Purpose or otherwise in furtherance of the purposes of its Single Purpose;

      3. will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of interests or amend this Limited Partnership Agreement, except (i) as required by law, (ii) as permitted by the terms and conditions of the trust indenture and related documents evidencing and securing that certain $150 million principal amount secured bridge note and subsequent first mortgage bonds of the Partnership (the "Debt Documents") and (iii) as approved by the unanimous affirmative vote of 100% of its partners, including the vote of the Independent Director of the General Partner;

      4. will not, without the unanimous affirmative vote of 100% of its partners, including the vote of the Independent Director of the General Partner, make any assignment for the benefit of the Partnership=s creditors;

      5. will not, without the unanimous affirmative vote of 100% of its partners, including the vote of the Independent Director of the General Partner, cause or consent to the filing of a bankruptcy or insolvency petition or otherwise institute insolvency proceedings on behalf of the Partnership or otherwise seek relief under any laws relating to relief from debts or the protection of debtors generally;

      6. will not, without the unanimous affirmative vote of 100% of its partners, including the vote of the Independent Director of the General Partner, seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or a substantial portion of its properties;

      7. will not take any action in furtherance of the events specified in Paragraphs 3, 4, 5, and 6 of this Article II without obtaining the vote required by such Paragraphs;

      8. will not take any action requiring the unanimous affirmative vote of 100% of its partners, unless the Independent Director of the General Partner shall have participated in such vote;

      9. will not transfer any partnership interest such that the transferee owns, in the aggregate, more than a 49% interest in the Partnership, unless (i) such transfer is permitted by the Debt Documents and approved by the unanimous vote of 100% of its partners, including the vote of the Independent Director of the General Partner and (ii) the Partnership shall deliver nonconsolidation opinion with respect to such transferee as required by the Debt Documents;

      10. will maintain accounts, books and records separate from any other person or entity;

      11. will not commingle its funds or assets with those of any other person or entity;

      12.   will conduct its business, and own its assets, in its own name;

      13. will maintain books, financial statements, accounting records and other entity documents separate from any other person or entity;

      14.   will pay its own liabilities and expenses out of its own funds;

      15.   will observe all partnership formalities;

      16.   will maintain an arm=s-length relationship with its affiliates;

      17. will pay the salaries of its own employees from its own funds and will maintain a sufficient number of employees in light of its contemplated business operations;

      18. will not guarantee or become obligated for the debts of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity;

      19. will allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including, without limitation, paying for office space and services performed by an employee of an affiliate;

      20. will not pledge its assets for the benefit of any other person or entity except as permitted by or pursuant to the Debt Documents and as approved by 100% of its partners, including the vote of the Independent Director of the General Partner;

      21.   will hold itself out as a separate entity;

      22. will not incur any indebtedness other than that contemplated or allowed by the Debt Documents and as approved by 100% of its partners, including the vote of the Independent Director of the General Partner;

      23. will not make loans to any person or entity and will not buy or hold evidence of indebtedness issued by any other person or entity (other than cash and investment grade securities);

      24. will not enter into or be a party to any transaction with its partners or its affiliates except in the ordinary course of its business on terms which are intrinsically fair, commercially reasonable, and are not less favorable to it than would be obtained in a transaction with an unrelated third party;

      25. will maintain its accounts, books, resolutions, records and agreements as official records;

      26. will not acquire obligations or securities of its affiliates or partners;

      27. will not identify its partners or affiliates of any of them as a division of it;

      28. will hold itself out and identify itself as a separate and distinct entity under its own name and not a division of another person or entity;

      29. will not fail to correct any known misunderstanding regarding its separate identity;

      30. will maintain adequate capital in light of its contemplated business operations;

      31. will use separate stationery, invoices, and checks bearing its own name;

      32. will cause the General Partner or such independent contractors as may be engaged by the General Partner to perform the financial and operational services on behalf of the Partnership including, without limitation, maintenance of the Partnership=s books and records and in connection therewith the Partnership will make payments to the General Partner or such independent contractors as may be engaged by the General Partner for the Partnership; and

      33. will declare and pay all distributions to the Limited Partner in accordance with applicable law as approved by the unanimous affirmative vote of the board of directors of the General Partner, including the vote of the Independent Director of the General Partner.

                                   ARTICLE III

                                     CAPITAL

      1. CAPITAL CONTRIBUTIONS OF PARTNERS. The capital contribution of the Limited Partner will consist of the Communities at the value set forth in the attached Exhibit A, which Exhibit is incorporated herein by this reference. The capital contribution of the General Partner shall be $2,270,636. No interest shall be paid by the Partnership to the Partners on any Capital Contribution paid to the Partnership. The General Partner shall at all times own at least a 1% interest in the Partnership. Except as otherwise provided in the Act or in this Agreement, no Partner shall be required to make any further contribution to the capital of the Partnership.

      2. DISTRIBUTIONS OF CAPITAL. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash.

      3. CAPITAL ACCOUNTS. The General Partner shall maintain a capital account for each partner in accordance with applicable federal income tax provisions.

      4. ADMISSION OF ADDITIONAL PARTNERS. Neither the Partnership nor the General Partner on behalf of the Partnership may admit additional partners without the consent of all of the partners, including the vote of the Independent Director of the General Partner.

                                   ARTICLE IV

                                   MANAGEMENT

      1. MANAGEMENT OF THE PARTNERSHIP. The parties hereto agree that the General Partner shall have exclusive authority to make all decision relating to the management of the business operations of the Partnership, including all decisions relating to the acquisition, financing, operation and disposition of the Communities. Subject to express limitations set forth in this Limited Partnership Agreement, the General Partner is authorized to do anything necessary and appropriate to achieve the purposes detained in Article II above. The General Partner shall devote such time to the Partnership as shall be reasonably required for its welfare and success. The General Partner shall use its best efforts to enable the Partnership to carry out the purposes set forth in Article II.

      2. REMOVAL OF THE GENERAL PARTNER.

      (a) The General Partner may be removed for a cause by a vote of the Partners holding a majority interest in the Partnership but may not otherwise dissociate or resign as General Partner without the vote of the majority interest in the Partnership subject to the provisions of the Debt Documents.

      (b) Notwithstanding subsection (a), the General Partner shall not withdraw or dissociate from the Partnership so long as any of the obligations of the Partnership under the Debt Documents remain outstanding.

      (c) Without limiting the prohibition of subsection (b), if the General Partner were to withdraw or dissociate from the Partnership, the remaining partners shall immediately appoint a successor general partner, whose organizational documents shall be substantially similar to those of the current General Partner, and the Partnership shall deliver a non-consolidation opinion with respect to the successor general partner as required by the Debt Documents.

      (d) The General Partner and each successor to the General Partner shall have not less than one Independent Director. An "Independent Director" shall mean a director of the General Partner who is not and has not been at any time during the five (5) years preceding the time of initial appointment; (a) a stockholder, director, officer, employee, partner, attorney or counsel of the General Partner, the Partnership, or any affiliate of either of them; (b) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the General Partner, the Partnership or any affiliate of either of them; (c) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

      (e) If the Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the board of directors shall be taken until a successor Independent Director is elected and qualified and approves such action. In the event of the death, incapacity, or resignation of the Independent Director, his successor shall be immediately appointed by the remaining directors.

      3. EXPENSES. The General Partner may be reimbursed by the Partnership for reasonable out-of-pocket expenses incurred by it in connection with the business of the Partnership.

                                    ARTICLE V

                RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

      1. NO MANAGEMENT AUTHORITY. (a) No Limited Partner may take part in the management of or control of the business of the Partnership, transact any business in the name of the Partnership, incur expenditures on behalf of the Partnership, bind the Partnership or sign any agreement or document in the name of the Partnership.

      (b) No Limited Partner will have any power or authority with respect to the Partnership or Partnership affairs except to the extent that the express provisions of this Agreement or the Act require or permit the Limited Partner to take certain actions with respect to the Partnership.

      2. LIABILITY OF LIMITED PARTNERS. Except as otherwise provided in the Act or this Agreement and irrespective of any deficit in a Limited Partners= capital account, no Limited Partner will be required to contribute funds to the Partnership other than its capital contribution and will not be personally liable for any obligations of the Partnership beyond the amount of its capital contributions and its share of undistributed income of the Partnership. No Limited Partner in its capacity as such will be required to lend funds to the Partnership.

                                   ARTICLE VI

                                   ACCOUNTING

      1. BOOKS AND RECORDS. The Partnership through the General Partner shall cause full and accurate books of the Partnership to be maintained at the Partnership=s principal place of business. Such books and records shall include all receipts and expenditures, assets and liabilities, profits and losses and all other records necessary for recording the Partnership=s business and affairs. Such books and records shall be open to inspection and examination by all Partners, in person or by their duty authorized representatives, at reasonable times.

      2. FISCAL YEAR. The fiscal year of the Partnership will be the calendar year.

      3. REPORTS. The General Partner will provide the Limited Partner with such financial statements and other information regarding the operation of the Partnership and the Communities as the Limited Partner may reasonably request from time to time.

      4. TAX MATTERS. The General Partner shall cause to be prepared and filed all necessary Partnership federal and state income tax returns. The General Partner is hereby authorized to designate itself as tax matters partner of the Partnership.

      5. BANK ACCOUNTS AND INVESTMENT OF FUNDS. All funds of the Partnership shall be deposited in its name in such checking and savings accounts or time certificates as shall be designated by the General Partner. Withdrawals therefrom shall be made upon such signature or signatures as the General Partner may designate.

      6. METHOD OF ACCOUNTING. The books of the Partnership shall be kept on the accrual basis of accounting.

                                   ARTICLE VII

                          ALLOCATIONS AND DISTRIBUTIONS


      1. CASH DISTRIBUTIONS. The General Partner will have exclusive authority to determine the timing and amount of cash distributions to the partners. Cash flow from ongoing operations of the Partnership shall be distributed 100% to the Limited Partner and charged to its capital account. Cash flow from the sale of any Community (except upon liquidation and dissolution of the Partnership, which will be governed by Article VIII, Section 2 hereof) shall be distributed among the partners and charged to their capital accounts in accordance with the percentages set forth in Exhibit A hereto ("Partnership Percentages").

      2. PROFITS AND LOSSES. The profits and losses of the Partnership shall be determined each year in accordance with accounting methods used for federal income tax purposes. Profits and Losses shall be allocated among the Partners as set forth below and credited (or charged) to their Capital Accounts (as defined and maintained in accordance with Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended). Profits of the Partnership shall be allocated among the Partners in the same ratios as cash distributions are made to the Partners pursuant to Section I above. Losses of the Partnership shall be allocated in accordance with the Partnership Percentages.

                                  ARTICLE VIII

                         TERMINATION OF THE PARTNERSHIP

      1. TERMINATION. The Partnership shall be dissolved, subject to the provisions of the Debt Documents and this Limited Partnership Agreement, upon the first to occur of the following:

            (a) subject to Article II, the unanimous consent of the partners; provided that the partners shall not agree to dissolve the Partnership unless permitted by the Debt Documents and Article I, Section 3(a) hereof; and

            (b)   December 31, 2020

            PROVIDED, HOWEVER, that the Partnership shall not dissolve so long as at least one partner remains solvent.

      2. DISSOLUTION. Subject to the provisions of the Debt Documents and this Limited Partnership Agreement, upon the occurrence of any one of the above events, the Partnership will be dissolved, the affairs of the Partnership wound up and the assets liquidated, allocated and distributed, as realized, in the following order:

            (a)   to creditors of the Partnership; and

            (b) to the Partners in accordance with and to the extent of their positive capital account balances and then in accordance with the Partnership Percentages. If, upon liquidation, the General Partner has a deficit capital account balance, the General Partner shall be required to contribute cash to the Partnership in an amount equal to the lesser of (i) such deficit capital account balance or (ii) the excess of 1.01% of the total capital contributions of the Limited Partner over the capital previously contributed by the General Partner.

                                   ARTICLE IX

                              TRANSFER OF INTEREST

      No Partner may sell, transfer or otherwise assign its interest in the Partnership.

                                    ARTICLE X

                               GENERAL PROVISIONS

      1. INDEMNIFICATION. If the General Partner shall violate any of the terms, provisions and conditions of this Limited Partnership Agreement, it shall, in addition to being subjected to the other remedies, liabilities and obligations herein imposed upon it therefor, keep and save harmless the Partnership property and indemnify the other Partners from any and all claims, demands and actions that may arise out of or by reason of such a violation of any of the terms, provisions and conditions thereof.

      2. AMENDMENTS. This Limited Partnership Agreement may not be modified or amended except with the written consent of all partners, including the affirmative vote of the Independent Director of the General Partner, and subject to the provisions of the Debt Documents and furthermore shall not be amended until the Partnership has received confirmation from all applicable rating agencies that such amendment would not result in the qualification, withdrawal or downgrade of any securities rating.

      3. GOVERNING LAW; BINDING. This Limited Partnership Agreement shall be construed and enforceable in accordance with the laws of the State of Delaware and shall be binding upon all the parties and their assigns, successors, estates, heirs or legatees.

      4. COUNTERPARTS. This Limited Partnership Agreement may be executed in any number of counterparts, each of which shall be deemed to constitute an original and all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, we have hereunto set our hands to this Limited Partnership Agreement the day and year heretofore mentioned.


                                   GENERAL PARTNER:

                                   MAACP, INC.


                                   By   SIMON R.C. WADSWORTH

                                   Its  President



                                   LIMITED PARTNER:

                                   MID-AMERICA APARTMENTS, L.P.

                                   By:   Mid-America Apartment Communities, Inc.
                                   Its:  General Partner

                                         By:  SIMON R.C. WADSWORTH
                                         Its: Executive Vice President and
                                              Chief Financial Officer

                                    EXHIBIT A




                                                      Initial Capital
GENERAL PARTNER/ADDRESS             INTEREST          CONTRIBUTION

MAACP, Inc.                           1%              $2,270,636.00
1209 Orange Street
Wilmington, Delaware 19802


LIMITED PARTNER/ADDRESS

Mid-America Apartments, L.P.        99%               $See Exhibit A-1
1209 Orange Street
Wilmington, Delaware 19802

                                   EXHIBIT A-1



----------------------------------------
       COMMUNITY             VALUE
----------------------------------------

Hidden Lake II            $5,980,000.00
----------------------------------------

High Ridge                 6,717,000.00
----------------------------------------

Park Place                 6,223,000.00
----------------------------------------

Southland Station I        7,010,000.00
----------------------------------------

Willow Creek               8,191,000.00
----------------------------------------

Belmere                    8,730,000.00
----------------------------------------

Crosswinds                16,712,000.00
----------------------------------------

Fairways at Royal Oaks     9,057,000.00
----------------------------------------

Hermitage at Beechtree     8,936,000.00
----------------------------------------

Howell Commons            11,259,000.00
----------------------------------------

Kirby Station             16,843,000.00
----------------------------------------

Lakepointe                 4,192,000.00
----------------------------------------

Lakeside                  14,034,000.00
----------------------------------------

Marsh Oaks                 4,225,000.00
----------------------------------------

Napa Valley                7,830,000.00
----------------------------------------

Park Haywood               6,061,000.00
----------------------------------------

Pear Orchard              15,491,000.00
----------------------------------------

Savannah Creek             9,096,000.00
----------------------------------------

Shenandoah Petersburg      6,767,000.00
----------------------------------------

Somerset                   4,430,000.00
----------------------------------------

Steeplechase               3,662,000.00
----------------------------------------

Sutton Place              10,698,000.00
----------------------------------------

Tiffany Oaks              11,620,000.00
----------------------------------------

Village                    9,871,000.00
----------------------------------------

Westside Creek I           5,644,000.00
----------------------------------------

Williamsburg               5,514,000.00
----------------------------------------
                TOTAL   $224,793,000.00
----------------------------------------